Exhibit 10.2

EXECUTION COPY

EXAR CORPORATION
48720 Kato Road
Fremont, CA 94538

April 26, 2014

CONFIDENTIAL

The Stockholders signatory to the Tender Agreement
c/o Integrated Memory Logic Limited
1740 Technology Drive
Suite 320
San Jose, CA 95110

     Re:     Guaranty

Ladies and Gentlemen:

Reference is made to that certain Tender Agreement, dated as of April 26, 2014 (the “Agreement”), between Image Sub Limited, a Cayman Islands exempted company (“Acquisition Sub” or “Merger Subsidiary”), and the persons listed on Exhibit A thereto (each, a “Stockholder” and collectively, the “Stockholders”). Capitalized terms not otherwise defined in this guaranty (this “Guaranty”) shall have the same meaning as set forth in the Agreement.

The parties hereto hereby agree as follows:

1.     Acquisition Sub is a wholly owned subsidiary of Exar Corporation, a Delaware corporation (“Parent”). Parent irrevocably and unconditionally guarantees the due and punctual performance of the obligations of Acquisition Sub and its permitted assigns under the Agreement, subject to the terms and conditions of the Agreement, as primary obligor and not merely as surety, whether heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, absolute or contingent, liquidated or unliquidated, determined or undetermined (collectively, the “Guaranteed Obligations”) whether Acquisition Sub may be liable individually or jointly with others, whether or not recovery upon such Guaranteed Obligations may be or hereafter become barred by any statute of limitations, and whether or not such Guaranteed Obligations may be or hereafter become otherwise unenforceable. If, for any reason whatsoever, Acquisition Sub or any of its permitted assigns shall fail or be unable to duly, punctually and fully pay or perform the Guaranteed Obligations, Parent will forthwith pay or perform, or cause to be paid or performed, the Guaranteed Obligations. Parent hereby waives diligence, presentment, demand of payment, filing objections with a court, any right to require proceeding first against Acquisition Sub or any such permitted assign, any right to require the prior disposition of the assets of Acquisition Sub or any such permitted assign to meet their respective obligations, notice (except notice to be provided to Merger Subsidiary or its counsel in accordance with the Merger Agreement), protest and all demands whatsoever. This is a guaranty of payment and performance and not collectability. Parent’s obligations hereunder are unconditional irrespective of the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any conduct of Acquisition Sub and/or any Stockholder which might constitute (and Parent hereby waives) a legal or equitable discharge of a surety, co-obligor, guarantor or guaranty (other than fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions the Merger Agreement).

2.     The Company shall not be obligated to file any claim relating to the Guaranteed Obligations, upon (a) the dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, Acquisition Sub or Parent, or (b) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Acquisition Sub or Parent, and the failure of the Company to so file shall not affect Parent’s obligations hereunder.

3.     The liability of Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by Parent or by any other party, and the liability of Parent hereunder is not affected or impaired by (a) any direction of application of payment by Acquisition Sub or by any other party, or (b) any other guaranty, undertaking or maximum liability of Parent or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any revocation or release of any Guaranteed Obligations of any other guarantor of the Guaranteed Obligations, or (e) any dissolution, termination or increase, decrease or change in personnel of Parent, or (f) any payment made to a Stockholder on the Guaranteed Obligations which the Stockholder repays to Acquisition Sub pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of Parent’s Guaranteed Obligations hereunder by reason of any such proceeding.

4.     The Obligations of Parent hereunder are independent of the obligations of Acquisition Sub, and a separate action or actions may be brought and prosecuted against Parent whether or not action is brought against Acquisition Sub and whether or not Acquisition Sub be joined in any such action or actions. Parent waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by Acquisition Sub or other circumstance which operates to toll any statute of limitations as to Acquisition Sub shall operate to toll the statute of limitations as to Parent.

5.     Parent authorizes the Stockholders (whether or not after termination of this Guaranty), without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of Guaranteed Obligations or any part thereof, provided this clause (a) shall be subject to the amendment and modification provisions of the Tender Agreement; (b) take and hold security for the payment of this Guaranty or the Guaranteed Obligations and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the Stockholders in their discretion may determine; (d) exercise or refrain from exercising any of its rights or Guaranteed Obligations under the Tender Agreement, at law or in equity; and (e) release or substitute any one or more endorsers, guarantors, Acquisition Sub or other obligors.

6.     Parent waives, to the fullest extent permitted by applicable law, any right to require the Company to (a) proceed against or exhaust remedies against Merger Subsidiary or any other party; (b) proceed against or exhaust any security held from Merger Subsidiary or any other party; (c) pursue any other remedy in the Company’s power whatsoever; or (d) apply any such security first against any other person or guarantor who may be liable to Company, in whole or in part, for the Guaranteed Obligations. Parent waives , to the fullest extent permitted by applicable law, any personal defense based on or arising out of any personal defense of Merger Subsidiary other than payment in full of the Guaranteed Obligations, fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions of the Merger Agreement, such waiver including, without limitation, any defense based on or arising out of the disability of Merger Subsidiary, the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Merger Subsidiary other than payment in full of the Guaranteed Obligations, fraud or willful misconduct by the Company or any of its subsidiaries, or defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Subsidiary pursuant to the terms and provisions the Merger Agreement.

7.     Until the Guaranteed Obligations have been paid and performed in full, Parent hereby waives any claim or other rights which Parent may now have or may hereafter acquire against Acquisition Sub or any other guarantor of all or any of the Guaranteed Obligations that arise from the existence or performance of the Guaranteed Obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy against Acquisition Sub, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise.

8.     No right or power of any Stockholder hereunder shall be deemed to have been waived by any act or conduct on the part of any Stockholder, or by any neglect to exercise such right or power, or by any delay in so doing, and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by such Stockholder.

9.     Parent is a legal entity duly organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of organization. Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Guaranty. This Guaranty has been duly approved, executed and delivered by Parent and is a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally or by principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

10.     Notwithstanding anything to the contrary in this Guaranty, (i) it is expressly understood that this Guarantee is subject to Sections 6.08(d) and 6.08(e) of the Merger Agreement, and that solely in the circumstance of a Financing Failure this Guaranty may not be enforced without giving effect to such Sections 6.08(d) and 6.08(e), (ii) accordingly, in the event that the Merger Agreement is terminated as described in Section 6.08(d) for a Financing Failure, and Parent or Merger Subsidiary pays the Reverse Termination Fee to the Company, the Reverse Termination Fee shall be the exclusive remedy available to the Company and/or the Stockholders as against Parent or Merger Subsidiary or their Representatives or the Financing Parties or their Representatives and this Guaranty shall thereafter terminate, and (iii) it is understood and agreed that the Financing Parties are intended express third party beneficiaries of this Section. Capitalized terms used without definitions in this Section have the meanings assigned to them in the Merger Agreement, dated as of the date hereof, between Acquisition Sub and Integrated Memory Logic Limited.

11.     Parent shall not transfer or assign, in whole or in part, any of its obligations under this Guaranty. There are no third party beneficiaries of this Guaranty. This Guaranty is in English, and if translated, the English version shall control.

12.      This Guaranty shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles of such State. The parties submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware. Notwithstanding the foregoing, any actions brought against the Financing Parties shall be governed by the laws of the State of New York and in a federal or state court in the State of New York. THE PARTIES WAIVE TRIAL BY JURY.

13.     If the Tender Agreement is terminated in accordance with its terms, then this Guaranty shall also terminate at such time; provided that the foregoing shall not relieve any party hereto for liability for, and this Guaranty shall not terminate to the extent of, any willful and material breach of the Tender Agreement prior to such termination.

[Signature Page Follows]

If the foregoing correctly reflects the agreement between us, please sign and return to us a copy of this Guaranty.

Very truly yours,

EXAR CORPORATION

By:
Name: Louis DiNardo
Title: President and Chief Executive Officer

Acknowledged and Agreed to as
of the date first written above:

Name:_______________________

By _________________________
Name:
Title:

____________________________
Name